                                                                    EXHIBIT 10.4

                                  CONFIRMATION


Date:          October 22, 1997

To:            Myriad Genetics, Inc. ("Party B")

Attention:     Jay Moyes

From:          Swiss Bank Corporation, London Branch ("Party A")

Re:            Equity Option Confirmation
               Reference Number 1265547/1265545
_______________________________________________________________________

The purpose of this communication is to confirm the terms and conditions of the transaction (the "Transaction") entered into between us on the Trade Date specified below.

The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (formerly known as the International Swap Dealers Association, Inc.) ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of October 8, 1997, as amended and supplemented from time to time (the "Agreement"), between you and Swiss Bank Corporation. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the Transaction to which this Confirmation relates are as follows:

Trade Date           :      October 21, 1997

Buyer                :      Party B

Seller               :      Party A

Option Style         :      European Option

Option Type          :      Capped Call

Shares               :      Common Stock of Myriad Genetics, Inc. (Symbol: MYGN)

Number of Options    :      400,000
Contract Multiplier  :      1.00

Strike Price         :      USD 32.25

Cap Price            :      USD 40.50

Total Premium        :      Call options written by Party B on 400,000 shares
                            of Party B's Common Stock.

Premium
Payment Date         :      n/a

Expiration Date      :      December 11, 1998, or, if that date is not an
                            Exchange Business Day, the following day that is an
                            Exchange Business Day.
Currency
Business Day         :      Any day on which commercial banks are open for
                            business (including dealings in foreign exchange and foreign currency deposits) in the cities from which and in which a payment is to be made.

Exchange
Business Day         :      A day that is (or but for the occurrence of a Market
                            Disruption Event, would have been) a trading day on the Exchange and the Philadelphia Stock Exchange
                            (other than a day on which trading on any such exchange is scheduled to close prior to its regular weekday closing time, first announced on the day of such closing).

Normal
Trading Day          :      An Exchange Business Day on which no Market
                            Disruption Event has occurred or is continuing.

Market
Disruption Event     :      The occurrence or existence on any Exchange Business
                            Day during the one-half hour period that ends at the close of business of any suspension of or limitation imposed on trading (by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise), provided that any such event is material in the reasonable determination of the Calculation Agent, on: (i) the Exchange in the Shares; or (ii) the Philadelphia Stock Exchange in options contracts on the Shares.

Exchange             :      Nasdaq National Market

Clearance System
Business Day         :      Any day on which the Clearance System is open for
                            the acceptance and execution of settlement instructions.

Clearance System     :      Depository Trust Company, or any successor to or
                            transferee of such clearance system.

Calculation Agent    :      Party A, whose calculations shall be binding absent
                            manifest error.

Procedure for Exercise
----------------------

Exercise Date        :      The Expiration Date.

Expiration Time      :      5:00 p.m. local time in New York City.

Automatic Exercise   :      The Transaction will be deemed to be automatically
                            exercised if it is In-the-Money on the Expiration
                            Date, unless (i) the Buyer has notified the Seller or its agent (by telephone or in writing) prior to 5:00 p.m. local time in New York City on the Expiration Date that it does not wish to exercise the Transaction; or (ii) the Closing Value cannot be determined on the Expiration Date. If the Transaction is to be cash settled, "In-the-Money" means that the Cash Settlement Amount is greater than zero. If the Transaction is to be physically settled, "In-the-Money" means that the Closing Value is greater than the Strike Price. "Closing Value" means the closing price of the Shares, as reported on the Exchange, on the Expiration Date.

Telephone
or facsimile number
of Seller's agent
for purposes of
giving notice        :      Telephone:  312-554-5249
                            Fax:        312-554-6271
                            Attention:  David P. Stowell
Settlement Terms
----------------

Settlement           :      The Transaction will be cash settled; provided,
                            however, that Party B may elect to physically settle the Transaction by giving notice to Party A no later than 20 Exchange Business Days before the Expiration
                            Date (determined without regard to the parenthetical in the definition of Exchange Business Day).

Physical Settlement  :      If the Transaction is to be physically settled, on
                            the Settlement Date, the Seller shall deliver to the Buyer the number of Shares equal to the number of Options exercised against payment by the Buyer to the Seller of an amount equal to the product of (a) the Strike Price, adjusted as hereinafter provided, multiplied by (b) the number of Options exercised.
                            If the Closing Value exceeds the Cap Price, the
                            Strike Price shall be increased by the amount by which the Closing Value exceeds the Cap Price; if the Closing Value is equal to or less than the Cap
                            Price, no adjustment will be made to the Strike
                            Price. Such payment and such delivery will be made through the Clearance System at the accounts specified below, on a delivery versus payment basis.

Cash Settlement      :      If the Transaction is to be cash settled, on the
                            Settlement Date, Party A shall pay to Party B the
                            Cash Settlement Amount, if any. The "Cash Settlement
                            Amount" shall be the greater of (a) zero and (b) an amount calculated by the Calculation Agent equal to
                            (i) the number of Options exercised multiplied by
                            (ii) the Price Differential. "Price Differential" means (x) if the Reference Price exceeds the Cap
                            Price, the result of subtracting the Strike Price from the Cap Price, and (y) if the Reference Price is equal to or less than the Cap Price, the result of subtracting the Strike Price from the Reference
                            Price.

Reference Price      :      (a)    If the Valuation Period contains fifteen
                            Normal Trading Days, the Reference Price shall be the arithmetic average of the Share Prices on those fifteen Normal Trading Days.

                            (b) If the Valuation Period does not contain fifteen Normal Trading Days, the Calculation Agent shall determine the Share Price for the Valuation Date and as many Exchange Business Days immediately preceding the Valuation Date as shall be necessary, when such Share Prices are taken together with the Share Prices on all Normal Trading Days occurring within the Valuation Period, to provide fifteen Share Prices, and in such case the Reference Price shall be the arithmetic average of those fifteen Share Prices.

Share Price          :      The closing price of the Shares as reported on the
                            Exchange.

Valuation Period     :      The period from and including the fourteenth
                            Exchange Business Day immediately preceding the Expiration Date (the "Initial Date") to and including the Expiration Date, provided that if any Exchange Business Day in the Valuation Period as so determined, shall not be a Normal Trading Day, the Valuation Period shall be extended so that the Valuation Period includes fifteen Normal Trading
                            Days , but in no event shall the last day of the Valuation Period be later than the fifteenth
                            Exchange Business Day after the Expiration Date, and in no event shall the Valuation Period include any day before the Initial Date.

Valuation Date       :      The last day of the Valuation Period.

Settlement Date      :      If the Transaction is to be cash settled, the
                            Settlement Date shall be three Currency Business
                            Days after the Valuation Date. If the Transaction is to be physically settled, the Settlement Date shall be three Clearance System Business Days after the Exercise Date.

Adjustment Events
-----------------

Adjustments          :      During the life of the Transaction, if any
                            adjustment is made by The Options Clearing
                            Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options ("OCC Options") on the Shares which are the subject of the Transactions, an equivalent adjustment shall be made in the terms of the Transaction. Except as provided in the following paragraph and in the "Additional
                            Adjustment Provisions" below, no adjustment shall be made in the terms of the Transaction for any event that does not result in an adjustment to the terms of outstanding OCC Options on the Shares. Without limiting the generality of the foregoing, NO
                            ADJUSTMENT SHALL BE MADE IN THE TERMS OF THE
                            TRANSACTIONS FOR ORDINARY CASH DIVIDENDS ON THE
                            SHARES EXCEPT AS PROVIDED IN THE "ADDITIONAL
                            ADJUSTMENTS" PROVISIONS BELOW.

                            If at any time during the life of the Transaction there shall be no outstanding OCC Options on the Shares, and an event shall occur for which an adjustment might otherwise be made under the By-Laws, Rules, and stated policies of the OCC applicable to the adjustment of OCC Options (the "OCC Adjustment Rules"), the parties shall use their best efforts, applying the principles set forth in the OCC Adjustment Rules, to jointly determine whether to adjust the terms of the Transaction and the nature of any such adjustment.

Additional
Adjustments          :      Notwithstanding the foregoing, if upon the
                            occurrence of the following events during the life of the Transaction no adjustment is required to be made to the terms of the Transaction in accordance with the foregoing provisions or if an adjustment has been made but such adjustment is, in the reasonable determination of the Calculation Agent, insufficient to preserve the economic benefit of the Transaction for the parties, the following additional adjustments shall be made to the terms of the Transaction:

                            If (a) an ordinary cash dividend is declared or paid on the Shares or (b) a special cash dividend is declared or paid on the Shares and in either case the Ex-Dividend Date with respect to such dividend occurs during the period from, and including, the Effective Date to, but excluding, the Expiration Date (each, a "Dividend Event"), the Strike Price and the Cap Price shall each be adjusted for each Dividend Event in accordance with the following formulas:

                                         SP\\0\\ (CP\\0\\ - DA)
                                         ----------------------
                                  SP\\1 \\   =      CP\\0\\

                                         C\\0\\ (CP\\0\\ - DA)
                                         ---------------------
                                  C\\1    \\    =   CP\\0\\

                                  Where:

                            (i)   SP\\1\\ = Strike Price after the Dividend
                                  Event

                            (ii)  C\\1\\  = Cap Price after the Dividend Event

                            (iii) SP\\0\\ = Strike Price on the Exchange
                                  Business Day immediately preceding the
                                  Ex-Dividend Date with respect to the
                                  Dividend Event

                            (iv) C\\0\\ = Cap Price on the Exchange Business Day immediately preceding the Ex-Dividend Date with respect to the Dividend Event

                            (v) CP\\0\\ = The closing price of the Shares, as reported on the Exchange, on the Exchange Business Day immediately preceding the Ex-Dividend Date with respect to the Dividend Event

                            (vi) DA = The amount of the ordinary cash dividend or the special cash dividend, as the case may be

Miscellaneous
-------------

Transfer             :      Neither party may transfer the Transaction, in
                            whole or in part, without the prior written consent of the non-transferring party.

Account Details
---------------

Payments and deliveries to Party A:

     Account for payments:          Previously Provided

     Delivery instructions:         Previously Provided

Payments and deliveries to Party B:

     Account for payments:          Previously Provided

     Delivery instructions:         Previously Provided

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a letter or telex substantially similar to this letter, which letter or telex sets forth the material terms of the Transaction to which this Confirmation relates and indicates your agreement to those terms.

Yours sincerely,

SWISS BANK CORPORATION, LONDON BRANCH


By: /s/ Victoria Harkness Sotgiu      By: /s/ John Marshall
    ----------------------------          ----------------------------
Name:  Victoria Harkness Sotgiu      Name:  John Marshall
Title: Authorised Signatory          Title: Authorised Signatory



Confirmed as of the 22nd day
of October, 1997

MYRIAD GENETICS, INC.



By: /s/ Jay M. Moyes
    ----------------------------
Name: Jay M. Moyes
Title: C.F.O.